EXHIBIT 11

                                THE FINOVA GROUP
                        COMPUTATION OF EARNINGS PER SHARE
                  (Dollars in Thousands, except per share data)


                                                                                        Year Ended December 31,
                                                                           ---------------------------------------------

                                                                               1996            1995           1994
                                                                           ---------------------------------------------
Primary and Fully Diluted

Income from continuing operations                                          $    116,493   $     93,798    $     73,770
                                                                           ============   ============    ============

Net income                                                                 $    117,000   $     97,629    $     74,313
                                                                           ============   ============    ============


Average common shares outstanding before common equivalents                  27,408,000     27,452,000      24,998,000

Common equivalent stock options                                                 628,000        380,000         309,000
                                                                           ------------   ------------    ------------

Average outstanding common and equivalent shares                             28,036,000     27,832,000      25,307,000
                                                                           ============   ============    ============

Income from continuing operations

     per common & equivalent share                                         $       4.16   $       3.37    $       2.92
                                                                           ============   ============    ============

Net income per common and equivalent share                                 $       4.17   $       3.51    $       2.94
                                                                           ============   ============    ============

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